C1234567890 104598

KINGSWAY FINANCIAL

Certificate Number

ZQ 123456

Certificate for

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Rights

SPECIMEN RIGHTS CERTIFICATE

(Incorporated pursuant to the laws of the Province of Ontario)

This transferable rights certificate issued to:

SPECIMEN

CUSIP 496904111

*** ZERO ***

evidences rights issued by Kingsway Financial Services Inc., (the "Company") to a shareholder of record as at the close of business on [INSERT DATE] to subscribe for and purchase units of the Company (the "Units") at a price of USD $4.00 per Unit, each Unit consisting of one Common Share in the capital of the Company (a "Common Share") plus two Warrants, each Warrant entitling the holder thereof to purchase one Common Share, with respect to the Series A Warrants, at a price of the greater of USD $4.50 and 120% of the volume weighted average price of the Common Shares over the 20 trading day period on the NYSE ("VWAP") ending on the trading day prior to issuance of the Series A Warrant and, with respect to the Series B Warrants, at a price of the greater of USD $5.00 and 120% of the VWAP ending on the trading day prior to issuance of the Series B Warrant, at any time on or before [INSERT TIME] (Eastern Time) on [INSERT DATE] upon the terms and subject to the conditions stated in the Company's rights offering circular dated [INSERT DATE] (the "Rights Offering Circular") and S-1 Registration Statement, all of which is incorporated herein by reference.

Dated:

Chief Executive Officer

Chief Financial Officer

☐ By checking this box, I attest that I am not currently, and will not become as a result of the Subscription Rights herein exercised, the Beneficial Owner (as that term is used in the Company's Rights Offering Circular and S-1 Registration Statement) of 650,000 or more Common Shares of the Company; or that I have received exemption from the Tax Plan requirements, as explained in the Company's Rights Offering Circular and S-1 Registration Statement. THE RIGHTS REPRESENTED BY THIS CERTIFICATE CANNOT BE EXERCISED IF THIS BOX IS NOT CHECKED.

FORM 1 - TO SUBSCRIBE FOR UNITS

I hereby irrevocably subscribe for the number of Units indicated below upon the terms and subject to the conditions stated in the Company's Rights Offering Circular and S-1 Registration Statement at a subscription price of USD $4.00 together with four (4) Rights per Unit.

NUMBER OF UNITS SUBSCRIBED FOR ____________ AT USD $4.00 PER UNIT

TOTAL PRICE: $ ____________ (U.S. Dollars)

SUBSCRIBER'S SIGNATURE: ____________

Payment in full of the subscription price in U.S. Dollars by certified check, bank draft or money order must be made to Computershare Investor Services Inc. with this subscription.

IF THE SUBSCRIBER IS OTHER THAN THE ABOVE NAMED REGISTERED HOLDER OF THIS RIGHTS CERTIFICATE, FORM 3 MUST BE DULY COMPLETED STATING THE NAME AND THE ADDRESS OF THE TRANSFEREE.

FORM 2 - TO SUBSCRIBE FOR UNITS PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE

I hereby irrevocably subscribe for up to that number of Additional Units specified below at a subscription price of USD $4.00 per Unit and irrevocably agree to accept the same or any smaller number that may be allotted among those exercising this Over-Subscription Privilege in accordance with the procedure set out in the Rights Offering Circular and S-1 Registration Statement.

MAXIMUM NUMBER OF ADDITIONAL UNITS SUBSCRIBED FOR

____________ AT $4.00 (USD) PER UNIT

TOTAL PRICE: $ ____________ (U.S. Dollars)

SUBSCRIBER'S SIGNATURE: ____________

Payment in full of the subscription price for such Additional Units in U.S. Dollars by certified check, bank draft or money order must be made to Computershare Investor Services Inc. with this subscription. In the event of an over-subscription for Additional Units pursuant to this Over-Subscription Privilege, Computershare Investor Services Inc. shall return to subscribers the excess funds paid for subscription of such Units.

FORM 3 - TO SELL OR TRANSFER RIGHTS

IF THE RIGHTS ARE SOLD THROUGH AN INVESTMENT DEALER OR STOCK BROKER, DO NOT FILL IN THE NAME AND ADDRESS OF THE TRANSFEREE.

For value received, the rights evidenced hereby are transferred to:

Name of Transferee: ____________

Please print - showing one given name

Address: ____________

TO SUBSCRIBE, THE TRANSFEREE MUST FILL IN THE ABOVE PARTICULARS AND ALSO COMPLETE FORM 1.

Signature of rights certificate holder: ____________

Signature Guaranteed by: ____________

FORM 4 - TO DIVIDE OR COMBINE RIGHTS CERTIFICATES

Please deliver to the undersigned new rights certificate(s) in the name of the undersigned as indicated below. If a rights certificate is being divided, each new rights certificate must represent a whole number of rights.

____________ rights certificate(s) for ____________ rights each

____________ rights certificate(s) for ____________ rights each

Signature of rights certificate holder: ____________

VOID CANCELLED VOID

SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

0027AF

This rights certificate will be void and without value if not used for subscription before 5:00 p.m., Eastern Time, at the office of Computershare
Investor Services Inc. specified below, on [ ].

TO SUBSCRIBE

A shareholder or transferee of this rights certificate wishing to subscribe for Units must complete Form 1 and deliver this rights certificate together with payment in full of the subscription price to Computershare Investor Services Inc. at its office shown below prior to 5:00 p.m., Eastern Time, on [ ]. To determine the number of whole Units which may be subscribed for, divide the number of rights appearing in the right hand corner of the rights certificate by four. Only whole Units may be subscribed for.

OVER-SUBSCRIPTION PRIVILEGE

The holder may, by completing Form 2, subscribe for his proportionate part of the Units which are not subscribed for by the expiration of the rights, subject to any maximum number specified by the holder in Form 2. Payment in full of the subscription price of the maximum number of Additional Units so subscribed for must accompany this certificate when it is delivered to Computershare Investor Services Inc.

TO SELL OR TRANSFER RIGHTS

Complete Form 3 and deliver this rights certificate in ample time for the transferee to use it before the expiration of the rights. IF FORM 3 IS PROPERLY
COMPLETED, THE TRANSFEREE MAY USE IT FOR SUBSCRIPTION WITHOUT OBTAINING A NEW RIGHTS CERTIFICATE.
The signature of the rights certificate holder must correspond with the name set forth on the face of this rights certificate, in every particular, without any change whatsoever, and should be guaranteed as described below in the section titled "Signature Guarantee". If Form 3 is signed by a trustee, executor, administrator, curator, tutor, guardian, attorney, officer of a corporation, partnership, association or any person acting in a fiduciary or representative capacity, it should be accompanied by satisfactory evidence of authority to act.

TO DIVIDE OR COMBINE CERTIFICATES

Complete Form 4 and deliver this rights certificate to Computershare Investor Services Inc. at its office shown below in ample time for the new rights certificate(s) to be issued and used before the expiration of the rights. Rights certificates representing fractional rights will not be issued.

SUBSCRIBERS NOT RESIDENT IN CANADA OR THE UNITED STATES

BY HIS EXECUTION AND DELIVERY OF THIS RIGHTS CERTIFICATE, EACH SUBSCRIBER CERTIFIES TO THE COMPANY THAT HE IS A
RESIDENT OF CANADA OR THE UNITED STATES OR IS OTHERWISE ENTITLED TO EXERCISE THE RIGHTS EVIDENCED HEREBY IN
ACCORDANCE WITH THE TERMS AND CONDITIONS SET OUT IN THE RIGHTS OFFERING CIRCULAR.
.

OFFICE OF COMPUTERSHARE INVESTOR SERVICES INC.

By Hand or Courier to: 8th Floor 100 University Ave. Toronto, Ontario M5J 2Y1 Attention: Corporate Actions	By Mail to: P.O. Box 7021 31 Adelaide St. E. Toronto, Ontario M5C 3H2 Attention: Corporate Actions

Signature Guarantee:
The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable
Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”.
In the USA, signature guarantees must be done by members of a “Medallion Signature Guarantee Program” only.
Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp
Medallion Program.
Computershare’s Privacy Notice:
In the course of providing services to you and our corporate clients, Computershare receives non-public personal information about you - your name, address, social insurance number, securities holdings, transactions, etc. We use this to administer your account, to better serve your and our clients'
needs and for other lawful purposes. We have prepared a Privacy Code to tell you more about our information practices and how your privacy is protected.
It is available at our website, computershare.com, or by writing us at 100 University Avenue, Toronto, Ontario, M5J 2Y1. *You are required to provide your
SIN if you will receive income on these securities. We will use this number for income reporting. Computershare may also ask for your SIN as an identification-security measure if you call or write to request service on your account; however you may decline this usage.